SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 02, 2003

                                 POP N GO, INC.
               (Exact name of registrant as specified in charter)

       DELAWARE                         333 88837             95-4603172
(State or other jurisdiction          (Commission File        (IRS Employer
of incorporation)                        Number)           Identification No.)


              12429 East Putnam Street, Whittier, California 90602 (Address of principal executive offices) (Zip Code)


       Registrant's telephone number, including area code (562) 945-9351

======================================================

ITEM 4. Change in Registrant's Certifying Accountant

On May 19, 2003 the Company dismissed its prior independent auditor, Michael Deutchman, and on May 19, 2003, engaged Hamid Kabani: Kabani & Co., Certified Public Accountant, as independent auditor of the Company for the year ending September 30, 2003. The decision was made by the Board of Directors on May 19, 2003.

The decision not to continue to utilize the services of Michael Deutchman did not involve a dispute with the Company on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures. No report of Michael Deutchman on the financial statements of the Company was ever issued, and Mr. Deutchman did not render any adverse opinion or disclaimer of opinion.

There were no disagreements with Mr. Deutchman over accounting treatment over the 10 days of his services.

Neither the Company, nor anyone on its behalf, has consulted Hamid Kabani:
Kabani & Co. regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on the financial statements of the Company and subsidiaries, and neither written nor oral advice was provided by Hamid Kabani: Kabani & Co. that was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue.

Exhibits

Item 7.   Financial Statements and Exhibits:

  The following documents are filed as part of this report:

       (c)     Exhibits:
           1. Letter from former principal independent accountants. (to be supplied under separate cover)
SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed in its behalf by the undersigned hereunto duly authorized.

        DATED this 02 day of JUNE, 2003.

        POP N GO, INC.

By    /s/ Mel Wyman
----------------------
NAME:  Mel Wyman

TITLE:  President and Chief Executive Officer